               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

          We  hereby  consent  to  the   incorporation   by  reference  in  this
          Registration  Statement on Form N-1A of our report  dated  January 15,
          2003,  relating to the financial  statements and financial  highlights which  appears in the November 30, 2002 Annual  Report of  Dimensional
          Emerging  Markets  Value  Fund  Inc.,  which is also  incorporated  by reference  into this  Registration  Statement.  We also consent to the references to us under the headings "Service Providers",  "Independent
          Certified  Public  Accountants"  and  "Financial  Statements"  in such
          Registration Statement.

PricewaterhouseCoopers LLP

Fort Lauderdale, Florida
May 21, 2003